Exhibit 5.1

DLA Piper LLP (US)
1251 Avenue of the Americas
27th Floor
New York, New York 10020-1104
www.dlapiper.com

June 17, 2026

SeeQC, Inc.

150 Clearbrook Road

Suite 170

Elmsford, New York 10523

Re:	Registration Statement on Form S-4 (Registration No. 333-296251)

Ladies and Gentlemen:

We have acted as counsel to SeeQC, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-296251 (as amended, the “Registration Statement”), and the related consent statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 6,434,293 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of January 16, 2026, by and among the Company, Allegro Merger Corp., a Delaware corporation (“Allegro”), SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). If the transactions contemplated by the Merger Agreement are completed, Merger Sub will merge with and into Allegro, with Allegro surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to 6,434,293 shares of Common Stock (the “Shares”) to be issued pursuant to the Merger Agreement. This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related consent statement/prospectus, any consent statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Common Stock.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Merger Agreement;

(c)	the form of amended and restated certificate of incorporation of the Company to become effective upon consummation of the Merger, in the form attached to the Registration Statement as Annex G and filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Incorporation”);

(d)	the form of proposed amended and restated bylaws of the Company, to be adopted in connection with the Merger, in the form attached to the Registration Statement as Annex H and filed as Exhibit 3.5 to the Registration Statement (the “Bylaws”); and

(e)	a copy of the Resolutions of the Board of Directors of the Company adopted on May 26, 2026; and

(f)	such other documents, records, certificates of officers and other representatives of the Company and of public officials and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.

In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the following: (i) the genuineness of all signatures on documents we have reviewed and the legal capacity and competency of all natural persons signing all such documents, (ii) that each of the parties to the documents we have reviewed, other than the Company, has duly and validly executed and delivered each such document to which such party is a signatory and each instrument, agreement and each such party’s obligations set forth in the documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (iii) the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies (including as portable document file (“.PDF”) copies), and that all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies or via DocuSign or similar electronic signatures) are genuine, (iv) the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and (v) the accuracy of all statements in certificates of officers of the Company that we reviewed.

We have also assumed that (i) the Registration Statement, as finally amended, will have become effective (and will remain effective at the time of issuance of the Shares); (ii) the stockholders of the Company will have duly approved the Merger and the Certificate of Incorporation; (iii) prior to the issuance of the Shares, the Certificate of Incorporation will be filed with, and accepted of record by, the Secretary of State of the State of Delaware; and (iv) all other necessary action will have been taken under the applicable laws of the State of Delaware to authorize and permit the Merger, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Merger will have been obtained.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and we express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. With respect to our opinion based on the DGCL, our examination has been limited to a review of such laws as reported in standard, unofficial compilations. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation..

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the consent statement/prospectus forming part of the Registration Statement and in any consent statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)